UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 30, 2015, Corium International, Inc. (“Corium”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which Corium may offer and sell, from time to time through Cantor Fitzgerald, shares of its common stock, par value $0.001 per share (the “Common Stock”), with aggregate gross proceeds of up to $20.0 million (the “Shares”). The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-204025) filed by Corium with the Securities and Exchange Commission (the “SEC”) on May 8, 2015 and declared effective by the SEC on May 21, 2015, as supplemented by a prospectus supplement dated December 30, 2015 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the Sales Agreement, Cantor Fitzgerald may sell the Shares in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, on any other existing trading market for our Common Stock, to or through a market maker, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law.  Corium may instruct Cantor Fitzgerald not to sell Shares if the sales cannot be effected at or above the price designated by Corium from time to time and Corium is not obligated to make any sales of the Shares under the Sales Agreement. The offer and sale of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Cantor Fitzgerald or Corium pursuant to the terms thereof.

Corium will pay Cantor Fitzgerald a commission of 3.0% of the aggregate gross proceeds from any Shares sold by Cantor Fitzgerald and Corium has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights, including for liabilities under the Securities Act. Corium also will reimburse Cantor Fitzgerald for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares to be issued pursuant to the Sales Agreement, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of our Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Controlled Equity Offering Sales Agreement dated December 30, 2015

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected sale of Shares pursuant to the Sales Agreement, expected gross or net proceeds from the sale of such Shares, and the manner and timing of completion of any offer and sale of the Shares, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Corium’s filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2015, filed with the SEC on December 16, 2015, the prospectus supplement related to offer and sale of the Shares, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Corium’s results of operations, which would, in turn, have a significant and adverse impact on Corium’s stock price. Corium cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: December 30, 2015	By:	/s/ Peter D. Staple
Peter D. Staple Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Controlled Equity Offering Sales Agreement dated December 30, 2015

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)